                                                                    Exhibit 23.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our reports dated February 19, 1999, with respect to the consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. included in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $3,575,000,000 Senior Notes and Senior Discount Notes.


                                              /s/ ERNST & YOUNG LLP

Denver, Colorado

June 18, 1999